                                                                   EXHIBIT 10.20

                             DISTRIBUTION AGREEMENT
                             ----------------------

     This agreement is made as of   14   day of July , 1995 between CARDIMA,
                                  ------        -----    --
INC., a California corporation having its principal place of business at 47266 Benicia Street, Fremont, CA 94538 ("Cardima") and WERFEN DISTRIBUTION AG,
                                                  -----------------------
Birkenstrasse 49, 6343 Rotkruez, Switzerland ("Distributor").
--------------------------------------------

     In consideration of the mutual promises contained herein, Cardima and Distributor agree as follows:

  1. DEFINITION.  As used in this Agreement:

     (a) "Products" shall mean those products listed in Exhibit A attached hereto, as it may be amended.

     (b) "Standard Terms of Condition of Sale" means Cardima's terms and conditions of sale of its products generally as modified by Cardima from time to time.

     (c) "Territory" means Spain, Portugal and France
                          ---------------------------

  2. APPOINTMENT AND AUTHORITY OF DISTRIBUTOR.

     (a) Appointment.  Subject to the terms and conditions of this Agreement,
         ------------
Cardima hereby appoints Distributor, and Distributor accepts such appointment, as Cardima's exclusive distributor in the Territory.

     (b) Independent Contractors.  It is understood that both parties hereto are
         ------------------------
independent contractors and are engaged in the operation of their own businesses. Neither party hereto is to be considered the agent of the other party for any purpose whatsoever, and neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

  3. OBLIGATIONS OF DISTRIBUTOR.

     (a) Registration and Marketing of Products.  Distributor agrees to use its
         ---------------------------------------
best effort to investigate, obtain government approval for, promote and distribute the Products, at its own expense, in the Territory as soon as it is feasible after the date of this Agreement, using generally the same channels and methods, exercising the same diligence and adhering to the same standards which it employs with respect to the other medical application products sold by Distributor, as well as Distributor's own products, if any. Unless prohibited by

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

local law, all such registrations and approvals obtained by Distributor shall be in the name of Cardima. In particular, Distributor shall, at its own expense:

                (i) Exercise due diligence to promptly obtain and maintain government approvals to import, register and market the Products in each jurisdiction in the Territory and to diligently proceed to secure and maintain, as may be required from time to time, government importing, registration and marketing approvals, import and export licenses, customs clearances and currency authorizations and any permits necessary in each jurisdiction in the Territory. Distributor shall keep Cardima generally informed of the regulatory requirements in each jurisdiction in the Territory and shall submit to the government health authorities in each jurisdiction in the Territory where the sale of the Products is planned a complete application for registration and marketing approval of the Products by the date set forth in any marketing plan required by Cardima below. Distributor shall file for regulatory approval by the date or dates set forth on Exhibit B attached hereto. If Cardima so requests, Distributor shall notify Cardima each time it submits an application for government approval for the Products and shall, at Cardima's request, supply with copies of or access to Distributor's filings and clinical data and shall keep Cardima fully informed of the progress of each such application. Cardima and Distributor agree to disclose promptly to the other all reports and any information which they have available or which become available to them relating to any deleterious physiological effects caused by or related to the Products. In the event that all necessary registrations, licenses and permits required to sell and distribute the Products in the Territory for clinical use (if applicable) are not obtained within nine
(9) months after the effective date of this Agreement, Manufacturer may, in its sole discretion, terminate this Agreement upon written notice to Distributor.

                (ii) Prior to thirty (30) days after signing this agreement, Distributor must submit to Cardima a complete and accurate marketing plan, prepared by Distributor in good faith, which shall be subject to approval by Cardima, for the Products in each jurisdiction in the Territory as well as a financial statement acceptable to Cardima. If and as requested by Cardima, such plan shall be updated and delivered to Cardima annually and shall include, at minimum, information on competitive products; proposed labeling (including label, package insert, introductory folder and advertising); estimated sales volume; anticipated quantities of the Products to be purchased from Cardima; distribution and promotional plans; schedule for submission of applications for government registration and marketing approval; and marketing approval. All Product labels, package inserts and claims, which are prepared for or by Distributor, shall meet all legal requirements of the jurisdiction in which the Products are marketed and shall be subject to Cardima's prior review and approval.

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

                (iii) Commence marketing of the Products throughout the Territory immediately after receipt of government health registration approvals. Distributor shall be deemed to have commenced the marketing of the Products only when it shall have offered the Products regularly for sale.

                (iv) Use its best efforts to distribute and sell the Products for use only by qualified individuals, as appropriate in the Territory, in compliance with local laws and regulations and good commercial practice and for uses and applications reasonably approved by Cardima for the Products. Distributor shall be subject to performance criteria applied to distributors of the Products generally and as governed by market opportunity, as communicated by Cardima from time to time after discussion and agreement with the Distributor.

                (v) Purchase or cause to be purchased from Cardima all quantities of the Products required by Distributor in order to meet demand by purchasers and potential purchasers of the Products in the Territory. Distributor shall not distribute nor market products competitive with the Products in the Territory during the term of this Agreement without the prior written consent of Cardima. If Cardima does not approve the request for distribution of competitive products, the Distributor must withdraw the competitive products from its market place or this agreement is subject to termination in thirty (30) days at Cardima's discretion. Distributor shall not make any changes, alterations, modifications or additions to the Products without prior written approval of Cardima.

     (b)  Purchase Commitment.  Distributor hereby agrees to work on a best
          --------------------
efforts basis during the first contractual year to develop the market and increase sales of Cardima products. Distributor hereby agrees to purchase from Cardima during the first calendar quarter periods commencing October 15, 1996 the dollar value in Products set forth on a Purchase Commitment, Exhibit C, for the next four calendar quarter periods. The Purchase Commitment, Exhibit C, will be created on or before September 15, 1996 and be based upon the sales results up to that date and based upon mutually agreed to sales potential of the products for the following four calendar quarter periods. Throughout the term of this Agreement, if (i) the parties cannot agree on Purchase Commitments, or
(ii) Distributor fails to purchase Distributor's Purchase Commitment in any given calendar quarter and Distributor's Purchase Commitment in the next calendar quarter plus the deficit in Distributor's Purchase Commitment from the preceding calendar quarter, then, without prejudice to Cardima's other rights under this Agreement (including the right to terminate this Agreement upon written notice to Distributor), Cardima may appoint one or more additional distributors for sale of the Products in the Territory. Products returned to Cardima for reason other than Product defect shall not count towards the fulfillment of Distributor's relevant Purchase Commitment. Within first five (5) days of every month, Distributor shall provide Cardima with a ninety (90) day rolling forecast showing prospective orders by Product and Distributor's anticipated Products purchase order submission date. Such rolling forecasts shall be non-binding and shall be used by Cardima for information purposes only.

     (c)  Reports.  Distributor shall, at its expense, submit regular reports to
          --------
Cardima on a monthly basis (unless otherwise agreed) accurately describing the sales of the Products by Distributor for the previous month (including prices, unit sales and other information as may be reasonably requested by Cardima from time to time) and forecasted sales on an as requested basis for the upcoming year in the Territory. The Distributor's price list to their customers must be submitted once a year to Cardima. Such reports shall be in a form reasonably acceptable to Cardima, see Exhibit D.

     (d)  Prohibited Sales.  Distributor agrees not to actively solicit sales,
          -----------------
and agrees to use reasonable efforts to ensure that Distributor's agents and customers do not actively solicit sales of the Products outside of the Territory.

     (e)  Product Presentation.  Distributor agrees to present the Products
          ---------------------
fairly to potential customers, not to disparage the Products, any Product trademarks or Cardima in any way and to do all things reasonable to promote the reputation of the Products and the value of any Product trademarks.

     (f)  Marketing Plan.  Distributor agrees to provide Cardima with its formal
          ---------------
marketing plan intended for the marketing of the Products for the duration of the contract. This marketing plan must be submitted at the time the contract is signed and in a form reasonably acceptable to Cardima.

     (g) Finances and Personnel.  Distributor shall devote sufficient financial
         ----------------------
resources and technically qualified sales and training personnel to the Products to fulfill Distributor's responsibilities under this Agreement. Distributor shall, at Distributor's own expense, maintain a sufficient inventory of the Products at all times during the term of this Agreement as necessary in order to meet the requirements of any customer or potential customer within the Territory.

     (h)  Pre-clinical and Clinical Trials.   Distributor shall assist and
          ---------------------------------
support Cardima in organizing and conducting pre-clinical and clinical trials required to obtain registrations, licenses and permits required to comply with the laws and regulations of the Territory for sale and distribution of the Products; provided, however, that no activities in connection with organizing and conducting such trials shall be initiated by Distributor without Cardima's prior written approval.


  4. OBLIGATIONS OF CARDIMA.

     (a)  Requirements by Distributor.  Cardima shall supply Distributor's
          ----------------------------
requirements for the Products in the Territory, but subject to Distributor's commitments to other Products purchasers and, consistent with Distributor's forecasts of its expected requirements for the Products (as described in Section 3 above). If Cardima believes it will not be able to satisfy Distributor's requirements for the Products, it shall promptly notify Distributor, specifying the reasons for the expected delay and its duration. Notwithstanding the foregoing, Cardima shall have no obligation to supply Products to Distributor during any period for which Distributor's payments to Cardima hereunder are thirty (30) days or more past due.

     (b)  Registration and Marketing Support.  To assist Distributor in
          -----------------------------------
registering and marketing the Products in the Territory, Cardima shall:

                (i) Provide Distributor with materials necessary to obtain health registrations, to the extent practicable.

                (ii) Provide Distributor with information on marketing and promotional plans of Cardima for the Products as well as copies of marketing, advertising, sales and promotional literature concerning the Products produced by or for Cardima, if any.

                (iii) Provide Distributor with certain certificates of analysis concerning the Products purchased by Distributor, certificates of free sale, trademark authorizations and any other documents which Distributor may require for registration purposes, at Distributor's request and expense, if available.

  5. TRADEMARKS AND TRADE NAMES.

     (a) Use.  During the term of this Agreement, Distributor shall have the
         ----
right to indicate to the public that Distributor is an authorized distributor of Cardima's Products and to advertise within the Territory such Products under the trademarks, marks, and trade names that Cardima may adopt from time to time ("Cardima's Trademarks"). Distributor shall not alter or remove any Cardima's Trademark applied to the Products at the factory. Except as set forth in this
Section 11, nothing contained in this Agreement shall grant to

Distributor any right, title or interest in Cardima's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Cardima's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the Cardima.

     (b) Approval of Representations.  All representations of Cardima's
         ----------------------------
Trademarks that Distributor intends to use shall first be submitted to Cardima for approval which shall not be unreasonably withheld, of design, color, and other details or shall be exact copies of those used by Cardima. If any of Cardima's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then Cardima's mark shall be presented equally legibly, equally prominent, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

  6. TERMS AND CONDITIONS OF SALE.

     (a)  Terms of Orders.  All purchases of the Products by
          ----------------
Distributor from Cardima during the term of this Agreement shall be subject to the terms and conditions of this Agreement and to Cardima's published Standard Terms and Conditions of Sale as in effect at the time of such purchase, provided that in the event of any conflict between the terms of this Agreement and the Standard Terms and Conditions of Sale of Cardima then in effect, this Agreement shall be controlling. Distributor's purchase order forms shall be deemed to have no terms and conditions. Distributor disclaims any such terms and conditions and such disclaimer shall be deemed to be a continuing disclaimer throughout the term of this agreement. Without limiting the foregoing, all purchase orders submitted by Distributor to Cardima shall be subject to acceptance by Cardima at its offices in Fremont, California.

     (b)  Packaging.  All quantities of the Products purchased from Cardima by
          ----------
Distributor shall be in the form of labeled, standard unit packages and in a form and formulation consistent with the Products sold by Cardima for use in the United States, unless otherwise agreed by Cardima and Distributor in writing, which agreement by Cardima and Distributor will not be unreasonably withheld. Cost of normal packaging of the Product for shipment to Distributor shall be paid by Cardima; however, the cost of special packaging agreed by Cardima shall be paid by Distributor.

     (c)  Order and Acceptance.   All orders for Products submitted by
          ---------------------
Distributor shall be initiated by written purchase orders sent to Cardima and requesting a delivery date during the term of this Agreement; provided however, that an order may initially be placed orally or by facsimile. A written confirmation purchase order is to be received by Cardima within five (5) days after an oral order is placed. No order shall be binding upon Cardima until accepted by Cardima in writing, and Cardima shall have no liability to Distributor with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Cardima shall use its own reasonable best efforts to deliver Products at the times specified either in Cardima's quotation or in Cardima's written acceptance of Distributor's purchase orders. Notwithstanding the foregoing, Cardima shall have no obligation to supply Products to Distributor during any period for which Distributor's payments to Cardima hereunder are thirty (30) days or more past due.

     (d) Shipping.  All products delivered pursuant to the terms of this
         ---------
Agreement shall be suitably packed for air freight shipment in Cardima's standard shipping cartons, marked for shipment at Cardima's manufacturing plant to Distributor's address set forth above, and delivered to Distributor or Distributor's carrier agent F.O.B. Cardima's Distribution Site, at which time title to such Products and risk of loss shall pass to Distributor. All shipments of Products shall include a Certificate of Sterilization for each lot. Cardima shall deliver Products to the carrier selected by Distributor. In the event that Distributor does not provide written notice of such carrier, Cardima shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at Cardima's Distribution Site. Cardima's Distribution Site shall initially be its Fremont, California facility and may be changed upon written notice from Cardima to Distributor.

     (e)  Price and Payment.    Cardima shall sell Products to Distributor at
          ------------------
prices communicated in writing by Cardima to its Product distributors generally from time to time, including communication in the form of "newsletter". All costs of transportation and insurance of the Products from Cardima's place of manufacture to points of destination shall be the responsibility of, and borne by, Distributor. All taxes, fees, duties and other charges with respect to the sale by Cardima to Distributor of the Products shall be paid by Distributor or reimbursed by Distributor to Cardima. All payments due Cardima pursuant to this Agreement shall be paid, by any reasonable method specified by Cardima in writing from time to time, within sixty (60) days after the date of shipment of the Products to Distributor and in any case shall be made in US $. If Distributor fails to make any payment to Cardima when due, Cardima may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to Distributor. Any amount not paid when due shall be subject to an interest charge of the lesser of (i) one and one-half percent (1 1/2%) per month, computed on the unpaid daily balance and (ii) the maximum rate permitted by law. All payments to Cardima pursuant to this Agreement shall be made in United States currency in immediately available funds.

     (f)  Amendments to Schedule A.  Cardima may, at its discretion, amend
          -------------------------
Schedule A hereto, by adding or subtracting Products due to new Product introduction or Product deletion, upon ninety (90) days prior written notice to Distributor in the form of a dated substituted Schedule A.

     (g)  Property Rights.  Distributor agrees that Cardima owns all right,
          ----------------
title, and interest in the product lines that include the Products and in all of

Cardima's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease. The Products are offered for sale and are sold by Cardima subject in every case on the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall not make any changes, alterations, modifications or additions to the Products without prior written approval of Cardima.


  7. PRODUCT WARRANTY. Cardima warrants that the Products sold to Distributor will at all times comply with the requirements of and regulations adopted pursuant to the US. Federal Food, Drug, and Cosmetic Act. Cardima will provide, when requested by Distributor, certification that to the best of its knowledge it is in compliance with US laws, statutes, rules, regulations and relevant orders relating to the manufacture, use, distribution and sale of the Product. CARDIMA'S SOLE OBLIGATION UNDER THE FOREGOING WARRANTY SHALL BE, AT CARDIMA'S SOLE ELECTION, TO EITHER REPLACE THE RELEVANT PRODUCT OR REFUND DISTRIBUTOR' S PURCHASE PRICE FOR SUCH PRODUCT. IN NO EVENT SHALL CARDIMA BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR FOR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY. Such obligation shall be subject to Cardima being granted the reasonable opportunity to inspect the allegedly defective Product at the location of its use or storage and, upon request in accordance with Cardima's instruction, return of the Product to Cardima at Cardima's cost. Any such replacement of Products may be made by substitution of any similar product. NOTWITHSTANDING THE FOREGOING, CARDIMA SHALL HAVE NO WARRANTY OR OTHER OBLIGATION WITH RESPECT TO ANY PRODUCT SOLD HEREUNDER IF SUCH PRODUCT HAS EXPIRED CONSISTENT WITH LABELS OR OTHER PUBLICATIONS BY CARDIMA OR HAS NOT BEEN USED, HANDLED OR STORED IN ACCORDANCE WITH INDUSTRY PRACTICE AND GUIDELINES WHICH MAY BE COMMUNICATED BY CARDIMA.

     EXCEPT AS EXPRESSLY PROVIDED ABOVE, CARDIMA GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, THIS AGREEMENT OR ANY COMMUNICATION BY CARDIMA, REGARDING THE PRODUCT, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR OTHERWISE.

  8. CONFIDENTIALITY. Distributor acknowledges that by reason of Distributor's relationship to Cardima hereunder, Distributor will have access to certain information and materials concerning Cardima's business plans, customers, technology, and products that are confidential and of substantial value to Cardima, which value would be impaired if such information were disclosed to third parties. Distributor agrees that Distributor will not use in any way for Distributor's own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to Distributor by Cardima. Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Distributor, Cardima shall advise whether or not Cardima considers any particular information to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Cardima (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Cardima, and Distributor shall not manufacture or have manufactured any compositions, devices, components or assemblies utilizing any of Cardima's confidential information.

  9 LIMITATION OF LIABILITY. CARDIMA'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY THE CUSTOMER FOR THE PRODUCTS. IN NO EVENT SHALL CARDIMA BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL CARDIMA BE LIABLE TO DISTRIBUTOR OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT CARDIMA HAS BEEN ADVISED ON THE POSSIBILITY OF SUCH DAMAGE.

 10. PATENT INDEMNITY.

     (a)  Indemnification.  Distributor agrees that Cardima has the right to
          ---------------
defend, or at Cardima's option to settle, and Cardima agrees, at Cardima's own expense, to defend or at Cardima's option to settle any claim, suit or proceeding brought against Distributor or Distributor's customers on the issue of infringement of any United States of America patent by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Cardima shall have sole control of any such action or settlement negotiations, and Cardima agrees to pay, subject to the limitations herein after set forth, any final judgment entered against Distributor or Distributor's customer on such issue in any such suit or proceeding defended by Cardima. Distributor agrees that Cardima at Cardima's sole option shall be relieved of the foregoing obligations unless Distributor or Distributor's customer notifies Cardima promptly in writing of such claim, suit or proceeding and gives Cardima authority to proceed as contemplated herein, and, at Cardima's expense, gives Cardima proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. Cardima shall not be liable for any costs or expenses incurred without Cardima's prior written authorization.

         (b) Limitation.  Notwithstanding the provisions of Subsection 10(a)
             -----------
above, Cardima assumes no liability for (i) infringements covering completed equipment or any composition, assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone or (ii) infringements involving the modification or servicing of the products, or any part thereof, unless such modification or servicing was done by Cardima.

         (c) Entire Liability.  THE FOREGOING PROVISIONS OF THIS SECTION 10
             -----------------
STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF CARDIMA AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND DISTRIBUTOR'S CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENTS OF PATENTS OR ANY PART THEREOF.


     11. INDEMNIFICATION. Cardima and Distributor each agree to indemnify and hold the other party harmless from and against any and all claims made by any person or entity arising out of the processing, marketing, distribution and sale of the Products, where and to the extent such damages have been caused by the fault of such party or its employees or agents. The indemnifying party shall have the right to defend or, at its option, to settle such claims, and if it chooses to exercise such right, it shall have control over any such claim or settlement negotiations. The indemnifying party shall be relieved of the foregoing obligations unless the indemnified party gives prompt notice in writing of any such claim, suit or proceeding and, at the indemnifying party's expense, gives the indemnifying party proper and full information and assistance to settle and/or defend any such claims, suit or proceeding.


     12. TERM AND TERMINATION.

         (a) Term and Renewal.  This agreement shall commence on the date first
             -----------------
set forth above and shall continue in force for the fixed term ending on the day which shall be determined by adding 30 days to the date Cardima is able to obtain the CE Mark plus three calendar years (Cardima expects to obtain the CE mark on September 15, 1995, which, for example, would mean this agreement terminates October 15, 1998), unless terminated earlier under the provisions of this Section. At the end of the fixed term, this Agreement may be renewable for additional one (1) year period in accordance with the terms and conditions agreed to by Cardima in writing not less than thirty (30) days in advance. The parties shall be required to give notice to the other of its intention to terminate this Agreement at least sixty (60) days prior to the expiration of the fixed term hereof or of any renewal period.


     (b)  Termination.  Either party may at its option, terminate this Agreement
          ------------
by giving to the other not less than thirty (30) days prior written notice in the event that the other party shall at any time commit a material breach of any of its obligations hereunder and shall fail to correct any such breach during the period of such notice. This Agreement shall terminate automatically without further notice or action by either party if the other party shall become insolvent, shall make or seek to make an arrangement with or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such other party, or if a receiver or trustee of such other party's property shall be appointed.
This Agreement shall also terminate immediately upon written notice if Distributor cannot provide evidence of its credit worthiness reasonably satisfactory to Cardima upon Cardima's written request.

     (c)  Termination for Noncompliance with Purchase Commitment.  In the event
          -------------------------------------------------------
that Distributor fails to meet the purchase commitment levels set forth in Exhibit C by the end of the first year, then this Agreement shall terminate automatically at such time with thirty (30) days notice unless Cardima, at its sole discretion, notifies Distributor in writing that this Agreement shall continue in full force and effect notwithstanding Distributor's noncompliance with such performance levels. Following the first year, if Distributor fails to meet the purchase commitment levels set forth in Exhibit C for two (2) consecutive quarters, as shown by Distributor's reports submitted in accordance with Section 3 (c) herein, then this Agreement shall terminate automatically at such time without notice unless Cardima, at its sole discretion, notifies Distributor in writing that this Agreement shall continue in full force and effect notwithstanding Distributor's noncompliance with such performance levels.

     (d)  Effect of Termination.  Distributor shall terminate all Product
          ----------------------
distribution activities in the Territory immediately upon any termination of this Agreement. In addition, Distributor shall deliver to Cardima or destroy, upon request, all Product materials supplied by Cardima and all Product descriptive and marketing materials of any kind. The obligations of Cardima and Distributor pursuant to Sections 8 (Confidentiality), 9 (Limitation on Liability), and 13 (General Provisions) of this Agreement shall survive any termination of this Agreement. Nothing herein shall limit any remedies which a party may have for the other's default, except as expressly provided herein. Neither party shall be liable to the other for any damage in connection with such party's termination of this Agreement by notice, in accordance with this Section. Distributor will be permitted to return to Cardima all re-saleable goods and be reimbursed the original purchase price plus freight and import duties (landed cost) of the returned goods.

     (e) Notwithstanding the above termination clauses 12(b), (c), and (d), there will always be a granted period of thirty (30) days in which the Distributor has the opportunity and possibility to rectify the cited cause of termination. Any definitive termination will be served to the Distributor in writing in the manner prescribed by 13(e) after discussion between the parties.



 13. GENERAL PROVISIONS

     (a)  Governing Law.  This Agreement shall be governed by and interpreted in
          --------------
accordance with the internal laws of the State of California, United States of America.

     (b)  Jurisdiction and Venue.  The Federal and State courts within the state
          -----------------------
of California shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and Distributor hereby consents to the jurisdiction of such courts. Notwithstanding the foregoing, the parties agree to submit any dispute hereunder to binding arbitration under the rules and auspices of the International Chamber of Commerce, to be held in San Jose, California, before a single arbitrator; provided, that the parties may, without limiting the authority of the arbitrator, seek injunctive relief from any court having jurisdiction thereof, as above.

     (c)  Entire Agreement.  This Agreement represents the entire agreement and
          -----------------
understanding of Cardima and Distributor with respect to distribution of the Products, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by authorized representatives of Distributor and Cardima.

     (d)  Assignment.   Distributor shall not assign any of its rights or
          -----------
obligations pursuant to this Agreement without the prior written consent of Cardima.

     (e)  Notices.  All notices under this Agreement shall be in writing and
          --------
shall be deemed given if sent by telex, telecopier or telegram (except for legal process in each such case), certified or registered mail or commercial courier (return receipt or confirmation of delivery requested), or by personal delivery to the party to receive such notices or other communications called for by this Agreement at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

CARDIMA:
--------

     Cardima, Inc.
     47266 Benicia Street
     Fremont, CA  94538

     Attention:  Mr. David Darmitzel




DISTRIBUTOR:
------------

     WERFEN DISTRIBUTION, AG
     -----------------------
     Birkenstrasse 49
     6343 Rotkruez
     SWITZERLAND

     Attention:   Mr. Ivan Cohen




     (g)  Limitation of Damage.  In no event shall either party be liable to the
          ---------------------
other for incidental or consequential damages, even if such party shall have been advised of the possibility of the same.

     (h)  Force Majeure.  Each of the parties hereto shall be excused from the
          --------------
performance of its obligations by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty days after the termination of such condition. For the purposes of this Agreement, "force majeure" is defined to include causes beyond the control of Distributor or Cardima, including without limitation acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production
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

facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.

     (i)  Legal Expense.   The prevailing party in any legal action brought by
          ---------------
one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including court costs and reasonable attorney's fees.

     (j)  Counterparts.  This Agreement may be executed in two or more
          -------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (k)  Partial Invalidity.  If any provision of this Agreement is held to be
          -------------------
invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

     (l)  Waiver.  The failure of either party to enforce at any time the
          -------
provisions of this Agreement shall in no way be constituted to be a present or future waiver of such provisions, and shall not in any way affect the right of either party to enforce each and every such provision thereafter.


CARDIMA, INC.                           PARAMEDIC CO., LTD.

By: /s/ Phillip Radlick                         /s/ Ivan Cohen
   ---------------------------          ---------------------------------
Phillip Radlick, Ph.D.                          Mr. Ivan Cohen
------------------------------          ---------------------------------
     (Printed Name)                             (Printed Name)

Title:    President/CEO                 Title:    Director
       -----------------------                ---------------------------

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

[IZASA LETTERHEAD APPEARS HERE]

To:  CARDIMA

Attention:  Mr. David Smith             Nr. of pages:    1
                                        (including this page)
From:  Josep Gatell
                                        Date:  15/05/96
CC:  Mr. Gabriel Vegh/Mr. Jean Caillibotte (IL France)

Subject:  DISTRIBUTION IN FRANCE


Dear David:

As indicated to you by phone on the past Thursday, May 8th, I would like to confirm in writing through the present fax, our decision to remove France from the distribution agreement between you and our Company Werfen Distribution AG.

This decision is taken on view of the difficulties that our Company IL France is having to properly promote and sale your products. Our association was designed to provide both companies with a good results, and we wish Cardima succeed everywhere.

We are sorry for the few months we have lost there, and we hope that you will be able to establish a right distribution partner.

Finally I hope that everything is going well in your domestic front.

Best regards,

/s/ Josep Gatell

Josep Gatell
General Manager
Hospital Group

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